UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 16, 2023

Date of Report (Date of earliest event reported): June 12, 2023

NOCTURNE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40259	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 25739

Santa Ana, CA 92799

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 375-8026

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one ordinary share, $0.0001 par value and one right	MBTCU	The Nasdaq Stock Market LLC
Ordinary shares included as part of Units	MBTC	The Nasdaq Stock Market LLC
Rights included as part of the Units	MBTCR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2023, following the production of additional documentation by Nocturne Acquisition Corporation, a Cayman Islands exempted company (the “Company”), to the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”), relating to the current capitalization of the Company, the Company received a letter (the “Compliance Notice”) from Nasdaq notifying the Company that, notwithstanding the previously disclosed letter from Nasdaq received by the Company on May 31, 2023, the Company is in compliance with Nasdaq Listing Rule 5550(a)(4) (the “Public Float Standard”) because it has more than 500,000 publicly held shares. Accordingly, Nasdaq considers the matter of the Company’s compliance with the Public Float Standard now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCTURNE ACQUISITION CORPORATION

	By:	/s/ Henry Monzon
		Name:	Henry Monzon
		Title:	Chairman and Chief Executive Officer

Dated: June 16, 2023

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